Exhibit 10.1
FRIEDMAN INDUSTRIES INCORPORATED
JACK FRIEDMAN
CONSULTANT AGREEMENT
     This Agreement (this “Agreement”) is entered into on October 31, 2008, by and between Friedman Industries, Incorporated, a Texas corporation (the “Company”), and Jack Friedman (“Consultant”).
     WHEREAS, Consultant is a director of the Company and previously served as Chairman of the Board and Chief Executive Officer of the Company from 1972 until his retirement in 2006;
     WHEREAS, Consultant’s knowledge, expertise, experience and skills are valuable to the Company and the Company wishes to retain Consultant in order to utilize his knowledge, expertise, experience and skills, on the terms and conditions set forth below;
     NOW, THEREFORE, in view of the foregoing, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant, intending legally to be bound, agree as follows:
     1. Engagement. The Company hereby agrees to engage Consultant, upon the terms and conditions of this Agreement, and Consultant hereby accepts such engagement.
     2. Term. Subject to the specific provisions for termination set forth in Section 7 hereof, the term of this Agreement shall be for the period beginning on the date hereof and ending on December 31, 2009, and shall automatically renew thereafter for additional successive one-year periods unless and until the Company shall send Consultant written notice of termination on or prior to the 90th day preceding the last day of the then applicable one-year renewal period (the “Term”).
     3. Nature of Relationship. The Company and Consultant hereby expressly acknowledge and agree that (a) Consultant is to provide advisory and consulting services to the Company in the capacity of an independent contractor and not as an employee of the Company and the Company is to have no right to control or direct the manner in which such services are to be performed and (b) Consultant is not authorized to enter into any contract or agreement on behalf of the Company or any affiliate of the Company without the prior written authorization of such party. Consultant agrees to make no representation to any person or entity inconsistent in any manner with the provisions of the preceding sentence.
     4. Duties of Consultant.
          (a) General. During the Term, Consultant agrees to provide such advisory or consulting services to the Company as may be requested by the Board of Directors of the Company (the “Board”), the Chief Executive Officer of the Company or any Senior Vice President of the Company from time to time during the Term. Consultant will comply with all provisions of all applicable laws, with all corporate documents governing the conduct of the business and affairs of the Company and with all policies of the Company.

          (b) Other Activities. Notwithstanding the provisions of this Section 4 or any other provisions hereof, it is understood that during the Term, Consultant may engage in such activities on such terms and conditions for such other person as Consultant in his sole discretion shall desire so long as such activities do not interfere materially with or detract materially from Consultant’s performance of his duties hereunder. Notwithstanding the immediately-preceding sentence, during the Term, Consultant may not engage in any activities for or any other company that currently or in the future is engaged in any manner in any business in which the Company or any of its subsidiaries is then engaged.
     5. Compensation. For all the duties to be performed by Consultant hereunder, during the Term, Consultant shall receive a salary at an annual rate of $13,200.00, which monthly amount shall be $1,100.00. Such salary shall be payable to Consultant in installments in accordance with the Company’s policy for the payment of executives as in effect from time to time during the Term.
     6. Miscellaneous Provisions Regarding Duties, Compensation and Benefits.
          (a) Service on Board of Directors. The Company shall take all efforts reasonably within its control to cause Consultant to remain a member of the Board until the annual meeting of shareholders of the Company held in 2009, subject to any actions taken or not taken by any person in respect of compliance with any applicable fiduciary duties.
          (b) Expenses. During the Term, Consultant shall be reimbursed for his reasonable business and travel expenses in accordance with the general reimbursement policy of the Company then in effect with respect to its executives and as such policy may be changed from time to time thereafter by the Company, until the expiration of the Term, provided that the expenses are incurred in connection with the performance of services by Consultant specifically requested in accordance with Section 4(a) hereof and Consultant has submitted to the Company on a timely basis such documentation as may be necessary to substantiate such expenses and the business purpose thereof.
     7. Termination. Upon the termination of this Agreement by Consultant, the termination of this Agreement by the Company in accordance with Section 2 hereof, an Event of Termination for Cause, or the death or disability of Consultant, this Agreement shall terminate and the Company will pay to Consultant and provide to Consultant only the amounts provided for herein earned and due but unpaid through the date of such termination. An “Event of Termination for Cause” shall have occurred if the Company reasonably shall determine and notifies Consultant that it reasonably has determined that (i) Consultant willfully has neglected the performance of his duties hereunder, (ii) Consultant has been convicted by a court of competent jurisdiction of a crime involving moral turpitude, including but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or (iii) Consultant has committed acts amounting to gross negligence or willful misconduct to the material detriment of the Company.
     8. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held by a court of competent jurisdiction invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     9. Inurement. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Consultant and their respective heirs, personal and legal representatives, successors and assigns.
     10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas and, to the extent controlling, applicable federal laws of the United States of America.
     11. Notices. Any notice required to be given shall be sufficient if it is in writing, hand delivered or sent by certified or registered mail, return receipt requested, first-class postage prepaid, in the case of Consultant, to his residence at the address set forth on the signature page hereof or such other address of which Consultant may hereafter notify the Company, and, in the case of the Company, to the office address of the Company set forth on the signature page hereof or such other address of which the Company may hereafter notify Consultant.
     12. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Company and Consultant with respect to the subject matter hereof, and supersedes all other representations, promises, agreements, understandings or negotiations between the parties regarding the subject matter hereof, whether written or oral, not contained herein.
     13. Amendments and Waivers. No change or modification of this Agreement shall be valid or binding unless it is in writing and duly executed by both parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged thereby. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.
     14. Assignments. This Agreement is a personal services contract. The rights and obligations of Consultant hereunder may not be sold, transferred, delegated, assigned, pledged or hypothecated and any attempted assignment, transfer or sale shall be void.
     15. Captions. The captions of the various sections and subsections of this Agreement have been inserted only for purposes of convenience and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.
     16. Consultant’s Representation. Consultant represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants of it. He further represents that he has been advised by legal counsel as to the terms and provisions hereof and the effort thereof and fully understands the consequences thereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“Company”: FRIEDMAN INDUSTRIES, INCORPORATED
/s/ WILLIAM E. CROW
William E. Crow
Chief Executive Officer and President

Company’s Office Address: 1121 Judson Road, Suite 124 Longview, Texas 75601 Attention: President “Consultant”:
/s/ JACK FRIEDMAN
Jack Friedman

Consultant’s Residence Address: